Exhibit 10.2

EPIZYME, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”)

Inducement Grant Pursuant to Nasdaq Stock Market Rule 5635(c)(4)

Epizyme, Inc. (the “Company”) has selected you to receive an award of restricted stock units (“RSUs”). The terms and conditions attached hereto are a part hereof.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date (the “Grant Date”):
Number of RSUs:
Vesting Start Date:
Vesting Schedule:
All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

Please confirm your acceptance of this restricted stock unit award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

EPIZYME, INC. By:____________________________ Name: Title:

Accepted and Agreed:

Signature of Participant
Street Address
City/State/Zip Code

EPIZYME, Inc.

Restricted Stock Unit Award Agreement
Incorporated Terms and Conditions

The terms and conditions of the award of RSUs made to the Participant, as set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”) as set forth on the previous page of this Agreement, are as follows:

1.
Grant of Restricted Stock Units.

The RSUs are issued to the Participant, effective as of the Grant Date set forth in the Notice of Grant, in consideration of services to be rendered by the Participant to the Company. The RSUs are being granted to the Participant pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2013 Equity Incentive Plan or any equity incentive plan of the Company, as an inducement that is material to the Participant’s employment with the Company.

2.
Vesting Schedule. Unless otherwise provided in this Agreement, the RSUs shall vest in accordance with the vesting schedule set forth in the Notice of Grant. Any fractional shares that would otherwise vest as of a particular date will be rounded down and carried forward to the next vesting date until a whole share can be issued. Upon the vesting of this award, the Company shall deliver, for each RSU that becomes vested, one (1) share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”). The Common Stock shall be delivered as soon as practicable following each vesting date or event set forth in the Notice of Grant, but in any case, within thirty (30) days after such date or event.
3.
Termination of Relationship.

If the Participant ceases to be an employee, director or officer of, or consultant or advisor to (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”)), the Company or any present or future parent or subsidiary corporations of the Company as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) (an “Eligible Participant”) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any RSUs that are so forfeited. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to employment by or a relationship with the Company shall instead be deemed to refer to employment by or a relationship with such subsidiary.

Notwithstanding any other provision of this Agreement or any other agreement (written or oral) to the contrary, the Participant shall not be entitled (and by entering into this Agreement, hereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Participant for the loss of any rights under this Agreement as a result of the termination or expiration of the RSUs in connection with any termination of the Participant’s relationship with the Company.

4.
Transfer Restrictions.

The RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law or otherwise, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, that the Participant may make a gratuitous transfer of the RSUs to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to the RSUs to such proposed transferee, provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the RSUs. References to the Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 4 shall be deemed to restrict a transfer to the Company

5.
Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying or relating to the RSUs until the issuance of such Common Stock to the Participant in respect of the RSUs. The Participant shall have no voting rights with respect to the RSUs.

6.
Tax Obligations.
(a)
Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Code, is available with respect to RSUs.
(b)
Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and is not subject to a blackout period under the Company’s insider trading policy, the Participant may execute the instructions set forth in Exhibit A attached hereto (the “Durable Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Participant does not execute the Durable Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that, if under applicable law the Participant will owe taxes at such vesting date on the portion of the RSUs then vested, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. Notwithstanding the foregoing, if the Participant is unable to execute the Durable Automatic Sale Instructions prior to one or more vesting dates or events under this Agreement because the Participant has been in continuous possession of material nonpublic information about the Company or the Common Stock or otherwise subject to a blackout period between the Grant Date of the RSUs and the applicable vesting date or event, then the Participant acknowledges and agrees that the withholding shall be satisfied by the Company retaining from the number of shares of Common Stock otherwise issuable to the Participant on the applicable vesting date or event, a number of shares of Common Stock having a fair market value equal to the amount of withholding tax required to be paid to the Company by the Participant. The Company is not obligated to, and shall not, deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.
7.
Adjustments for Changes in Common Stock and Certain Other Events.
(a)
Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the number and class of securities and the share and per-share-related provisions of each outstanding RSU, shall be equitably adjusted by the Company (or substituted RSUs may be granted, if applicable) in the manner determined by the Board of Directors of the Company (the “Board”).
(b)
Reorganization Events.
i.
Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
ii.
Consequences of a Reorganization Event on the RSUs.
1.
In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any of the outstanding RSUs (or any portion thereof) on such terms as the Board determines (except to the extent specifically provided in another agreement between the Company and the Participant): (i) provide that the RSUs shall be assumed, or substantially equivalent RSUs shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participant, provide that the Participant’s unvested portion of the RSUs will terminate immediately prior to the consummation of such Reorganization Event, (iii) provide that the RSUs shall become realizable, or deliverable, or restrictions applicable to the RSUs shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to the Participant with respect to the RSUs equal to (A) the number of shares of Common Stock subject to the vested portion of the RSUs (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) any applicable tax withholdings, in exchange for the termination of the RSUs, (v) provide that, in connection with a liquidation or dissolution of the Company, the RSUs shall convert into the right to receive liquidation proceeds (net of any applicable tax withholdings) and (vi) any combination of the foregoing.
2.
Notwithstanding the terms of Section 7(b)(ii)(1)(A), in the case of outstanding RSUs that are subject to Section 409A of the Code: the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 7(b)(ii)(1) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 7(b)(ii)(1), then the unvested portion of the RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
3.
For purposes of Section 7(b)(ii)(1)(i), the RSUs shall be considered assumed if, following consummation of the Reorganization Event, the RSUs confer the right to receive, for each share of Common Stock subject to the RSU immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the settlement of the RSUs to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
8.
Miscellaneous.
(a)
Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to the Participant in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the RSUs) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits hereunder are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
(b)
Amendment. The Board may amend, modify or terminate this Agreement, including but not limited to, substituting RSUs and changing the date of settlement or realization. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant or (ii) the change is permitted under Section 7.
(c)
Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to this Agreement until (i) all conditions of this Agreements have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and

(iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(d)
Acceleration. The Board may at any time provide that the RSU shall become immediately vested and nonforfeitable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
(e)
No Right to Continued Relationship. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his/her continued relationship with the Company, this Agreement does not constitute an express or implied promise of a continued relationship or confer upon the Participant any rights with respect to a continued relationship with the Company.
(f)
Administration by Board. The Board will administer this Agreement and may construe and interpret the terms hereof. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Agreement. All actions and decisions by the Board with respect to this Agreement shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in or under this Agreement.
(g)
Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers to one or more committees or subcommittees of the Board (a “Committee”). All references in this Agreement to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority have been delegated to such Committee.
(h)
Limitations on Liability. No individual acting as a director, officer, employee or agent of the Company will be liable to the Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with this Agreement, nor will such individual be personally liable with respect to this Agreement because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of this Agreement has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Agreement unless arising out of such person’s own fraud or bad faith
(i)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.
(j)
Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and each such other provision shall be severable and enforceable to the extent permitted by law.
(k)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one in the same instrument
(l)
Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

(m)
Participant’s Acknowledgments. The Participant acknowledges that he or she has read this Agreement and understands the terms and conditions of this Agreement.

Exhibit A

DURABLE AUTOMATIC SALE INSTRUCTION

This Durable Automatic Sale Instruction is being delivered to Epizyme, Inc. (the “Company”) by the undersigned on the date set forth below.

I hereby acknowledge that the Company has granted, or may in the future from time to time grant, to me restricted stock units (“RSUs”).

I acknowledge that upon the vesting dates applicable to any such RSUs, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSUs that vest on such date and that the Company is required to withhold income and employment taxes in respect of that compensation income on the applicable vesting date.

I desire to establish a process to satisfy such withholding obligation in respect of all RSUs that have been, or may in the future be, granted by the Company to me through an automatic sale of a portion of the shares of the Company’s common stock that would otherwise be issued to me on each applicable vesting date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to the Company in satisfaction of such withholding obligation.

I understand that the Company has arranged for the administration and execution of its equity incentive plans and the sale of certain Company securities pursuant to an Internet-based platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner.

Upon any vesting of my RSUs from and after the date of this Durable Automatic Sale Instruction, I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to my RSUs that vest as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.

I hereby appoint the Chief Executive Officer, the Chief Financial Officer and the General Counsel of the Company, and any of them acting alone and with full power of substitution, to serve as my attorneys in fact to arrange for the sale of shares of common stock in accordance with this these durable automatic sale instructions unless and until I notify the Company in writing of my revocation of these durable automatic sale instructions which revocation may be undertaken only in accordance with the Company’s insider trading policy and other applicable policies, as well as applicable securities laws. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to these durable automatic sale instructions.

By signing below, I hereby represent to the Company that, as of the date hereof, I am not aware of any material nonpublic information about the Company or its common stock and that I am not prohibited from entering into these durable automatic sale instructions by the Company’s insider trading policy or otherwise. I have structured these automatic sale instructions to constitute a “binding contract” relating to the sale of common stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

________________________________

Print Name: _____________________

Date: __________________________